UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): June 18, 2013 (June 7, 2013)

Gray Fox Petroleum Corp.

(Exact Name of Registrant as Specified in its Charter)

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Nevada	333-181683	99-0373721
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, Texas 75219

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 665-9564

Viatech Corp.

(Former Name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Viatech Corp. on June 11, 2013 (the “Original Report”), in order to clarify disclosure regarding the manner in which the 8:1 forward stock split by the registrant will be effected, as set forth in the Original Report. This report amends and restates the Original Report in its entirety.

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2013, Viatech Corp., a Nevada corporation (the “Company”), entered into an Agreement for Redemption of Shares of Common Stock, which provides for the Company to redeem 4,700,000 shares of the common stock, $0.001 par value, of the Company (the “Common Stock”) held by its principal stockholder, Lawrence Pemble, for total consideration of $1.00. Mr. Pemble is the sole officer and director of the Company. The proposed redemption of Mr. Pemble’s shares will be effected upon his delivery of certificates representing the 4,700,000 shares to the Company. After the redemption, and giving effect to the 8:1 forward stock split described under Item 5.03 of this Current Report, Mr. Pemble will own 18,400,000 shares of Common Stock, which will represent 53.2% of the issued and outstanding shares of Common Stock. The redeemed shares of Common Stock will be retired and restored to the status of authorized and unissued shares, and will not be held in treasury. The Company and Mr. Pemble have agreed to effect the redemption transaction in order to reduce the number of issued and outstanding shares of Common Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The Company filed those certain Amended and Restated Articles of Incorporation of Viatech Corp. in the office of the Secretary of State of Nevada on June 7, 2013 (the “Restated Articles”), changing the name of the Company to “Gray Fox Petroleum Corp.” The Restated Articles were approved by Lawrence Pemble, as the sole director of the Company, and as the stockholder holding a majority of the issued and outstanding shares of Common Stock, acting by written consent.

On June 7, 2013, the Company submitted an Issuer Company-Related Action Notification Form to the Financial Industry Regulatory Authority (“FINRA”) regarding (i) the change of the Company’s name to “Gray Fox Petroleum Corp.,” and (ii) a forward stock split (the “Stock Split”) of the issued and outstanding shares of Common Stock, whereby each outstanding share of Common Stock will be exchanged for eight (8) new shares of Common Stock. The Company proposed for the Stock Split to be effective as of June 20, 2013, subject to approval by FINRA. As a result of the Stock Split, the issued and outstanding shares of Common Stock will increase from 4,320,000 shares to 34,560,000 shares. The Company’s stockholders will be given new certificates reflecting the shares issued in the Stock Split upon surrender of their existing stock certificates to the Company’s transfer agent.

The Restated Articles specify  that the effective date of the change of the Company’s name with the Nevada Secretary of State is June 7, 2013, and the proposed date of the Stock Split is June 20, 2013; however, the name change and Stock Split are subject to approval by FINRA.  FINRA’s approval of those actions is currently pending.  The Company will file a subsequent Current Report on Form 8-K upon receipt of FINRA’s approval of the change of its name and the Stock Split.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2013, Lawrence Pemble, the sole director of the Company, adopted resolutions to authorize and approve:

  the change of the Company’s name to “Gray Fox Petroleum Corp.”;
  the Stock Split; and
  the Restated Articles to incorporate the name change noted above.

On June 7, 2013, Mr. Pemble, as the holder of approximately 77.6% of the issued and outstanding shares of Common Stock as of that date, also adopted resolutions that approved the change of the Company’s Stock Split and the Restated Articles. The Restated Articles were filed with the Nevada Secretary of State on June 7, 2013.

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The change of the Company’s name is intended to reflect an anticipated change in the nature of the business of the Company following the change in management on May 31, 2013. The Stock Split is intended to create a more flexible capital structure that the Company believes will be of assistance in completing additional financing transactions in the future. The Company’s success is presently conditioned on its ability to raise significant amounts of capital in the future so that it can pursue business plans as described in its public reports.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.3	Amended and Restated Articles of Incorporation of Viatech Corp. (incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on June 11, 2013).
10.1	Agreement for Redemption of Shares of Common Stock dated June 10, 2013, by and between the Company and Lawrence Pemble. (incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on June 11, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY FOX PETROLEUM CORP.

Date: June 18, 2013	By: /s/ Lawrence Pemble
Lawrence Pemble, President

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